SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report:  November 13, 1997                Commission file number 1-5805


                         THE CHASE MANHATTAN CORPORATION
             (Exact name of registrant as specified in its charter)


           Delaware                                            13-2624428
           --------                                            ----------
(State or other jurisdiction                                (I.R.S. Employer
       of incorporation)                                   Identification No.)


    270 Park Avenue, New York, NY                               10017
    -----------------------------                               -----
(Address of principal executive offices)                      (Zip Code)


       (Registrant's telephone number, including area code) (212) 270-6000

Item 5.  Other Events
---------------------


      On November 13, 1997, The Chase Manhattan Corporation ("Chase") issued a press release announcing that its total trading revenue (including trading-related net interest income) for the month of October amounted to a loss of approximately $160 million before tax.

      Chase said that the loss was the result of unusually volatile and adverse trading markets in the latter part of October, characterized by sharp declines and a loss of liquidity for certain securities, particularly emerging markets securities.

      Chase said that these recent developments and the ongoing uncertain market environment present some risk that Chase will be unable to achieve its previously announced 1997 target of 15% annual growth in operating earnings per share.

      Chase's other previously announced 1997 financial goals are: managed revenue growth of 6% to 8%; return on common stockholder's equity of 19%; an efficiency ratio of between 54% and 55%; and incremental merger savings of $635 million to $680 million.

      A copy of Chase's press release is attached as an exhibit hereto. That press release and the third and fourth paragraphs of this item 5 contain statements that are forward looking within the meaning of the Private Securities Litigation Act of 1995. Such statements are subject to risks and uncertainties and Chase's actual results may differ materially from those set forth in such forward-looking statements. Reference is made to Chase's reports filed with Securities and Exchange Commission, in particular Chase's Annual Report on Form 10-K for the year ended December 31, 1996 for a discussion of factors that may cause such differences to occur.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------

The following exhibits are filed with this report:


     Exhibit Number                            Description
     --------------                            -----------

          99.1                                 Press Release


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

                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           THE CHASE MANHATTAN CORPORATION
                                                     (Registrant)



                                           By: /s/ Peter J. Tobin
                                               -------------------------------
                                               Peter J. Tobin
                                               Executive Vice President and
                                               Chief Financial Officer


Dated:  November 13, 1997


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